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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December __, 2012

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 W. 115th Street, Suite 210, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Introductory Note

CorEnergy Infrastructure Trust, Inc. (the “Company”) previously announced that on December 7, 2012, Pinedale Corridor, LP (“Pinedale LP”), a newly formed subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Ultra Wyoming, Inc., an indirect wholly-owned subsidiary of Ultra Petroleum Corp. (“Ultra Petroleum”).   The Purchase and Sale Agreement provides for Pinedale LP’s acquisition, for $225 million in cash, of a system of pipelines and central gathering facilities (the “LGS”) in the Pinedale Anticline in Wyoming (the “Acquisition”).  The Purchase and Sale Agreement provides that at the closing of the Acquisition Pinedale LP will enter into a 15-year triple net lease with Ultra Wyoming LGS, LLC, an indirect wholly-owned subsidiary of Ultra Petroleum (“Ultra Wyoming”), relating to the use of the LGS (the “Lease”).

The Company also previously announced that on December 7, 2012: (i) Pinedale LP entered into a $65 million secured Term Credit Agreement (the “Credit Facility”) with KeyBank National Association serving as a lender and the administrative agent on behalf of other participating lenders and (ii) Pinedale LP, the general partner of Pinedale LP ("Pinedale GP"), and a wholly-owned subsidiary of Prudential Financial, Inc. ("Prudential") entered into a Subscription Agreement pursuant to which Pinedale GP agreed to contribute approximately $134 million in cash to help fund the Acquisition.

Item 1.01          Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On December 13, 2012 Pinedale LP entered into a First Amendment to the Purchase and Sale Agreement (the “Amendment”) with Ultra Wyoming, Inc.  The Amendment revises the  purchase price for the LGS from $225 million in cash to $205 million in cash and certain equity securities having a market value of approximately $23 million (the “Securities”).  The Amendment also moved the closing date under the Purchase and Sale Agreement from December 18, 2012 to December 20, 2012.  Other than these changes, the Amendment did not materially alter the terms of the Purchase and Sale Agreement.

The description of the Amendment set forth in this Item 1.01 is qualified in its entirety by the full Amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Facility

On December 14, 2012 Pinedale LP entered into a $70 million secured Amended and Restated Term Credit Agreement (the “Amended Credit Facility”) with KeyBank National Association (“KeyBank”) serving as a lender and the administrative agent on behalf of other participating lenders.  The Amended Credit Facility replaces the Credit Facility and increase the amount available to borrow from $65 million to $70 million.  Outstanding balances under the Credit Facility will generally accrue interest at a variable annual rate equal to LIBOR plus 3.25%.  The Amended Credit Facility will remain in effect through December 2015, with an option to extend through December 2016. The Amended Credit Facility will be secured by the LGS.

The description of the Amended Credit Facility set forth in this Item 1.01 is qualified in its entirety by the full Amended Credit Facility, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Subscription Agreement

On December 14, 2012, Pinedale LP, Pinedale GP, and Prudential entered into the First Amendment to Subscription Agreement pursuant to which the capital contribution of Pinedale GP to Pinedale LP was changed to approximately $105 million in cash, additional cash as may be necessary to pay certain expenses, and certain equity securities.  In addition, the interests of Pinedale GP and Prudential in Pinedale LP were set at 81.13% and 18.87%, respectively.

The description of the First Amendment set forth in this Item 1.01 is qualified in its entirety by the full First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Amended Credit Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	The required pro forma financial information is incorporated by reference herein from Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on December 10, 2012.

(d)	Exhibits

2.1	Amendment to Purchase and Sale Agreement, dated December 13, 2012, by and between Ultra Wyoming, Inc. and Pinedale Corridor, LP

10.1	First Amendment to Subscription Agreement by and among Pinedale Corridor, LP, Pinedale GP, Inc. and Ross Avenue Investments, LLC

10.2
Amended and Restated Term Credit Agreement, dated December 14, 2012, by and among Pinedale Corridor, LP, KeyBank National Association, as lender and KeyBank National Association, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    CORENERGY INFRASTRUCTURE TRUST, INC.

Dated:  December 14, 2012                         By:  /s/ David J. Schulte
David J. Schulte
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

2.1	Amendment to Purchase and Sale Agreement, dated December 13, 2012, by and between Ultra Wyoming, Inc. and Pinedale Corridor, LP

10.1	First Amendment to Subscription Agreement by and among Pinedale Corridor, LP, Pinedale GP, Inc. and Ross Avenue Investments, LLC

10.2
Amended and Restated Term Credit Agreement, dated December 14, 2012, by and among Pinedale Corridor, LP, KeyBank National Association, as lender and KeyBank National Association, as administrative agent